MAM Board of Directors Declares Quarterly Dividend on Common Stock

First Quarter 2011 Dividend Set at $0.05 per Share

PRESQUE ISLE, ME -- (Marketwire - December 02, 2010) - The Board of Directors of Maine & Maritimes Corporation (NYSE Amex: MAM) voted December 2, 2010, to approve a dividend of $0.05 per share for the first quarter of 2011. The dividend is payable January 18, 2011, to all shareholders of record as of December 13, 2010.

About Maine & Maritimes Corporation: Maine & Maritimes Corporation (NYSE Amex: MAM) is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility serving approximately 36,000 electricity customer accounts in Northern Maine. MAM is also the parent company of MAM Utility Services Group, an unregulated corporation that provides electrical services including transmission line and substation design and construction. Corporate headquarters are located in Presque Isle, Maine, and the corporate website is www.maineandmaritimes.com.

MAM-D = Dividend Release

For More Information Contact:
Virginia R. Joles
Director of Communications and Economic Development
Tel: 207-760-2418
Email: vjoles@mainepublicservice.com